United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019 (May 9, 2019)

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2019, Houston American Energy Corp. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with WestPark Capital, Inc. (“WestPark Capital”) pursuant to which the Company may sell, at its option, up to an aggregate of $5.2 million in shares of its common stock, par value $0.001 per share (the “Shares”) through WestPark Capital, as sales agent. Sales of the Shares made pursuant to the Sales Agreement, if any, will be made under the Company’s previously filed and currently effective shelf Registration Statement on Form S-3 (Registration No. 333-228749) (the “Registration Statement”). Prior to any sales under the Sales Agreement, the Company will deliver a placement notice to WestPark Capital that will set the parameters for such sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made.

Subject to the terms and conditions of the Sales Agreement, WestPark Capital may sell the Shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly through the NYSE American or any other trading market on which the Company’s common stock is listed or quoted or to or through a market maker. In addition, subject to the terms and conditions of the Sales Agreement, with the Company’s prior written consent, WestPark Capital may also sell Shares by any other method permitted by law, or as may be required by the rules and regulations of the NYSE American or such other trading market on which the Company’s common stock is listed or quoted, including, but not limited to, in negotiated transactions. WestPark Capital will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that WestPark Capital will sell any Shares pursuant to the Sales Agreement.

The Company made certain customary representations, warranties and covenants concerning the Company and the offering of the Shares. Pursuant to the terms of the Sales Agreement, the Company also provided WestPark Capital with customary indemnification rights, including indemnification against certain liabilities under the Securities Act. The Company will pay WestPark Capital a commission in cash equal to 3% of the gross proceeds from the sale of the Shares under the Sales Agreement, if any. In addition, the Company has agreed to reimburse WestPark Capital for its reasonable documented out-of-pocket expenses incurred in connection with the negotiation and execution of the Sales Agreement up to a maximum amount of $18,000. The offering of Shares will terminate upon the earlier of (a) the second (2nd) year anniversary of the date of the Sales Agreement, (b) the sale of all of the Shares subject to the Sales Agreement and (c) the termination of the Sales Agreement by the Company or WestPark Capital. Either party may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party.

A copy of the Sales Agreement is filed as Exhibit 1.1 hereto. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

The legal opinion of Michael W. Sanders relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

2

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

Item 8.01. Other Events.

The information set forth in Item 1.01 with respect to the Sales Agreement is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	At-the-Market Issuance Sales Agreement, dated May 9, 2019, by and between Houston American Energy Corp. and WestPark Capital, Inc.

5.1	Opinion of Michael W. Sanders, Attorney at Law

23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: May 9, 2019

	By:	/s/ James Schoonover
	Name:	James Schoonover
	Title:	Chief Executive Officer

4

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	At-the-Market Issuance Sales Agreement, dated May 9, 2019, by and between Houston American Energy Corp. and WestPark Capital, Inc.

5.1	Opinion of Michael W. Sanders, Attorney at Law

23.1	Consent of Michael W. Sanders, Attorney at Law (included in Exhibit 5.1)

5